Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated April 30, 1996, regarding Key Voice Technologies, Inc. and our report dated April 12, 1996 of Aurora Systems, Inc. which are wholly owned subsidiaries of Comdial Corporation ("Comdial"), appearing in this Current Report on Form 8-KA of Comdial in the following Registration
Statements:

					    Registration
	    Form:                              Number:

	    S-8                                2-89330
	    S-8                               33-53562
	    S-8                              333-03379

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Richmond, Virginia
June 3, 1996